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                                                                   Exhibit 10.43


                                  BIOMET, INC.
                                 PURCHASE ORDER
                              TERMS AND CONDITIONS

GENERAL. As used herein "Biomet" means Biomet, Inc., and its subsidiaries. All specifications, drawings and data submitted by/or to Seller relating to this order are hereby incorporated herein. Any agreement arising from this order and its acceptance shall be construed under the laws of the State of Indiana.

ACCEPTANCE. Biomet is not bound by this purchase order until Biomet receives a valid written acceptance hereof from Seller or Biomet receives and accepts all or a part of the items ordered hereby. Acceptance by Seller in either manner shall bind Seller to all terms and conditions of this order. Seller may not assign all or any part of a contract arising from this purchase order. Biomet reserves the right to rescind this order at any time prior to acceptance by Seller. No contract shall exist hereunder except as provided for herein.

MODIFICATION-CANCELLATION. No modification, variation or amendment of a contract arising from Seller's acceptance of this purchase order shall be valid or binding on Biomet unless agreed to in writing by Biomet. Biomet reserves the right to terminate and cancel this purchase order by written notice at any time as to all or any part of undelivered items hereunder and liability of Biomet therefor shall be limited to Seller's cost for materials and labor incurred on the items canceled prior to receipt of the notice of cancellation. Biomet reserves the right to suspend shipments or delivery of items ordered hereunder by written notice for causes beyond Biomet's control such as fires, strikes, floods or act and demands of any government authority.

INSPECTION. Items ordered hereunder are subject to inspection and acceptance at Biomet's destination. Biomet may reject any item not in complete accordance with any agreement arising out of Seller's acceptance of this order and/or Seller's warranties, express or implied. Seller specifically warrants that the items and/or services furnished Biomet hereunder will be in full conformity with any agreement arising from this order and Seller's samples, if any. Such warranty is in addition to any express or implied warranties of the Seller and the same shall survive acceptance of the items. Items not accepted by Biomet may be returned to Seller at Seller's expense. Payment by Biomet for any item or items hereunder shall not constitute acceptance thereof.

PROPERTY AND DESIGNS FURNISHED SELLER. Unless otherwise agreed in writing, all dies, molds, patterns, gauges and any other property furnished to Seller by Biomet or specifically paid for by Biomet are and remain the property of Biomet. Such property shall be used solely for Biomet and shall be subject to removal at Biomet's instruction. Seller shall maintain and repair such property at Seller's expense and shall keep the same fully insured in an amount equal to the replacement cost thereof with loss payable clause in favor of Biomet. Any item made according to a design furnished by Biomet (not previously a standard commercial design of Seller) will not be furnished to any other buyer without the prior written consent of Biomet.
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PATENTS. Seller warrants the items specified herein and their subsequent sale and/or use by Biomet will not infringe any US or foreign patents, and Seller agrees to indemnify Biomet and hold it harmless from all judgements, decrees, costs and expenses resulting from any alleged or actual infringements and Seller specifically agrees at its cost and expense to defend any action which may be brought against Biomet alleging any such infringement.

PRICE. Seller shall not invoice Biomet at prices higher than set out on this order without written authorization from Biomet. By acceptance of this order, Seller represents that the price charged for the items is the lowest price charged by Seller to other purchasers of a class similar to Biomet's under similar circumstances and that prices comply with applicable government regulation affecting the same. Seller agrees that any general price reduction in items covered by this order at any time prior to the shipment of the same will be applicable to this order.

No payment will be made for boxing, packing, crating, cartage or other added charges unless provided for in this order or on a written revision thereof.

COMPLIANCE WITH LAW. Seller represents and agrees that Seller has and shall comply with all state and federal laws, regulations and orders in the manufacture and sale of the items hereby ordered, specifically including and certifying compliance with the Fair Labor Standards Act of 1938, as amended.

Items or services ordered herein may be used by Biomet in fulfilling a U.S. Government prime or subcontract and may be subject to applicable Government Procurement Regulations, and Seller agrees to be bound thereby and to comply therewith.

NOTICE TO CONTRACTOR. By accepting this purchase order the contractor hereby agrees to comply with and require its employees to comply with all plant safety rules and regulations. Contractor shall also perform all work in a safe manner, keeping premises fee of safety hazards at all time, and conform to federal and state safety regulations while on Biomet premises.

A certificate of insurance covering the contractor's employees and property damage liability is required prior to the start of any work on Biomet premises.

Any material shipped to Biomet facilities under this purchase order should be addressed to your company, c/o Biomet. All materials being sent in must be on a prepaid freight basis.

NON-DISCRIMINATION. Seller shall comply with EQUAL OPPORTUNITY and/or non-discrimination provisions of EXECUTIVE ORDERS numbered 11246 and 11375 and any rules or regulations issued thereunder and agrees not to discriminate against any employee or applicant for employment because of race, creed, color, national origin or sex and shall include in all subcontracts a provision similar to the foregoing.


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